UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 24, 2009
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On August 24, 2009, Reynolds American Inc. (“RAI”) received a notice, pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, from the plan administrator of the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco in Puerto Rico (the “SIP”), relating to a blackout period during which participants in the SIP will be unable to effect certain plan transactions. Information regarding such blackout period is set forth in a notice provided to RAI’s directors and executive officers on August 28, 2009, in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR. A copy of such notice is attached to this report as Exhibit 99.1 and incorporated herein by reference. During the blackout period and for a period of two years after the ending date of the blackout period, the actual ending date of the blackout period will be available, free of charge, by calling Fidelity at 1-877-902-0256.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following is filed as an Exhibit to this Report.

Number	Exhibit

99.1	Notice to RAI’s Directors and Executive Officers, dated August 28, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.
By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: August 28, 2009

INDEX TO EXHIBITS

Number	Exhibit

99.1	Notice to RAI’s Directors and Executive Officers, dated August 28, 2009.